SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20349

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) : February 3, 2005

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-12291	54-1163725
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100
Arlington, Virginia 22203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:
(703) 522-1315

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

Item 2.02.  Results of Operations and Financial Condition

On February 3, 2005, the AES Corporation issued a press release setting forth its fourth quarter financial results. A copy of the release is furnished as Exhibit 99.1 to this report.

Item 8.01: Other Events

AES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended December 31,		Year Ended December 31,
($ in millions, except per share amounts)	2004	2003	2004	2003

Revenues	$2,528	$2,281	$9,471	$8,415
Cost of sales	(1,819)	(1,637)	(6,703)	(5,982)
GROSS MARGIN	709	644	2,768	2,433

General and administrative expenses	(51)	(60)	(181)	(157)
Other operating expense, net	(25)	(17)	(30)	(46)
Goodwill impairment expense	—	(11)	—	(11)
Asset impairment expense	(40)	(42)	(40)	(148)
OPERATING INCOME	593	514	2,517	2,071

Interest expense	(486)	(468)	(1,909)	(1,986)
Interest income	91	73	282	280
Other nonoperating income (expense), net	61	(5)	41	107
Foreign currency transaction (losses) gain	(39)	(27)	(118)	127
Loss on sale of investments	—	(53)	(1)	(53)
Equity in earnings of affiliates	15	37	72	94
INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	235	71	884	640

Income tax expense	(55)	(34)	(256)	(194)
Minority interest expense, net	(78)	(33)	(252)	(110)
INCOME FROM CONTINUING OPERATIONS	102	4	376	336

Income (loss) from operations of discontinued components (net of income tax benefit of $18, $72, $26, and $72, respectively)	67	(490)	19	(780)
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	169	(486)	395	(444)

Cumulative effect of accounting change (net of income tax expense of $23 and $22, respectively)	—	43	—	41

NET INCOME (LOSS)	$169	$(443)	$395	$(403)

DILUTED EARNINGS (LOSS) PER SHARE
Income from continuing operations	$0.16	$0.01	$0.58	$0.56
Discontinued operations	0.10	(0.79)	0.03	(1.30)
Cumulative effect of accounting change	—	0.07	—	0.07
Total	$0.26	$(0.71)	$0.61	$(0.67)

Diluted weighted average shares outstanding (in millions)	654	628	646	598

AES CORPORATION

SEGMENT INFORMATION

	Quarter Ended December 31,		Year Ended December 31,
($ in millions)	2004	2003	2004	2003

BUSINESS SEGMENTS

REVENUES
Contract Generation	$905	$840	$3,547	$3,108
Competitive Supply	264	225	1,020	880
Large Utilities	1,009	913	3,599	3,301
Growth Distribution	350	303	1,305	1,126

Total revenues	$2,528	$2,281	$9,471	$8,415

GROSS MARGIN
Contract Generation	$378	$364	$1,435	$1,267
Competitive Supply	55	47	236	220
Large Utilities	248	191	883	763
Growth Distribution	28	42	214	183

Total gross margin	$709	$644	$2,768	$2,433

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST
Contract Generation	$173	$185	$782	$599
Competitive Supply	10	(8)	150	140
Large Utilities	145	89	474	380
Growth Distribution	87	8	173	115
Corporate	(180)	(203)	(695)	(594)

Total income before income taxes and minority interest	$235	$71	$884	$640

GEOGRAPHIC SEGMENTS

REVENUES
North America	$549	$525	$2,215	$2,159
Caribbean	438	421	1,636	1,528
South America	1,075	930	3,885	3,308
Europe/Africa	280	252	1,028	915
Asia	186	153	707	505

Total revenues	$2,528	$2,281	$9,471	$8,415

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST
North America	$101	$121	$488	$474
Caribbean	52	57	202	216
South America	205	53	508	329
Europe/Africa	40	24	183	55
Asia	17	19	198	160
Corporate	(180)	(203)	(695)	(594)

Total income before income taxes and minority interest	$235	$71	$884	$640

AES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
($ in millions, except per share amounts)	2004	2003

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,408	$1,737
Restricted cash	395	288
Short term investments	141	189
Accounts receivable, net of reserves of $303 and $291, respectively	1,394	1,211
Inventory	418	376
Receivable from affiliates	8	3
Deferred income taxes - current	158	137
Prepaid expenses	93	64
Other current assets	895	677
Current assets of held for sale and discontinued businesses	—	205
Total current assets	4,910	4,887

PROPERTY, PLANT AND EQUIPMENT
Land	788	733
Electric generation and distribution assets	22,434	20,918
Accumulated depreciation and amortization	(5,353)	(4,527)
Construction in progress	919	1,278
Property, plant and equipment, net	18,788	18,402

OTHER ASSETS
Deferred financing costs, net	513	430
Investment in and advances to affiliates	657	648
Debt service reserves and other deposits	737	617
Goodwill, net	1,378	1,378
Deferred income taxes - noncurrent	809	785
Long-term assets of held for sale and discontinued businesses	—	750
Other assets	1,848	1,976
Total other assets	5,942	6,584
TOTAL ASSETS	$29,640	$29,873

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,136	$1,225
Accrued interest	335	561
Accrued and other liabilities	1,477	1,156
Current liabilities of held for sale and discontinued businesses	3	699
Recourse debt-current portion	142	77
Non-recourse debt-current portion	1,618	2,769
Total current liabilities	4,711	6,487

LONG-TERM LIABILITIES
Non-recourse debt	11,813	10,930
Recourse debt	5,010	5,862
Deferred income taxes	865	1,041
Long-term liabilities of held for sale and discontinued businesses	—	94
Pension liabilities	902	947
Other long-term liabilities	3,225	3,062
Total long-term liabilities	21,815	21,936

Minority Interest, including discontinued businesses of $- and $12, respectively	1,377	845

STOCKHOLDERS’ EQUITY
Common stock	7	6
Additional paid-in capital	5,516	5,737
Accumulated deficit	(708)	(1,103)
Accumulated other comprehensive loss	(3,078)	(4,035)
Total stockholders’ equity	1,737	605
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$29,640	$29,873

AES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
($ in millions)	2004	2003

OPERATING ACTIVITIES
Net income (loss)	$395	$(403)
Adjustments:
Depreciation and amortization — continuing and discontinued operations	834	781
Other non-cash charges	460	755
(Increase) decrease in working capital	(121)	443
Net cash provided by operating activities	1,568	1,576

INVESTING ACTIVITIES
Property additions and project development costs	(898)	(1,228)
Net proceeds from the sale of assets	63	1,086
Sale of short-term investments, net of purchases	55	13
Affiliate advances and equity investments	5	—
(Increase) in restricted cash	(32)	(214)
(Increase) in debt service reserves and other assets	(151)	(26)
Other investing	(28)	(14)
Net cash used in investing activities	(986)	(383)

FINANCING ACTIVITIES
(Repayments) under the revolving credit facilities, net	—	(228)
Issuance of non-recourse debt and other coupon bearing securities	2,940	4,614
Repayments of non-recourse debt and other coupon bearing securities	(3,674)	(4,916)
Payments for deferred financing costs	(109)	(146)
Distributions to minority interests, net	(111)	(12)
Proceeds from sale of common stock	16	337
Other financing	2	(2)
Net cash used in financing activities	(936)	(353)
Effect of exchange rate changes on cash	21	39

Total (decrease) increase in cash and cash equivalents	(333)	879
Decrease in cash and cash equivalents of discontinued operations and businesses held for sale	4	66
Cash and cash equivalents, beginning	1,737	792
Cash and cash equivalents, ending	$1,408	$1,737

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION

Date: February 3, 2005	By:	/s/ Vincent W. Mathis
		Name:	Vincent W. Mathis
		Title:	Assistant General Counsel

EXHIBIT INDEX

No.	Description
99.1	Press Release dated February 3, 2005